Exhibit 10.3

INTERCREDITOR AGREEMENT

This Intercreditor Agreement is entered into as of October 10, 2017, by and between HERITAGE BANK OF COMMERCE (“Bank”), and MONTAGE CAPITAL II, L.P. (“Montage”). Bank and Montage are sometimes referred to herein individually as a “Lender” and collectively, as the “Lenders.”

RECITALS

A.     Bank and Bridgeline Digital, Inc. ("Borrower") are parties to a Loan and Security Agreement dated as of June 9, 2016 (as amended from time to time, the "Bank Loan Agreement") pursuant to which Bank has provided (and continues to provide) Advances to Borrower. Montage and Borrower are parties to a Loan and Security Agreement dated as of October 10, 2017 (as amended from time to time, the "Montage Loan Agreement”). Borrower has granted to Bank and Montage a security interest in the Collateral (as defined in the Bank Loan Agreement, the "Collateral"). The Bank Loan Agreement and Montage Loan Agreement are sometimes referred to herein as the "Loan Documents".

B.     The Lenders desire to set forth in this Agreement their respective rights and obligations with respect to the Loan Documents (and the credit to be extended thereunder) and the exercise of rights with respect to the Collateral.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.     DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

“Advance” means a cash advance by a Lender to Borrower.

“A/R Collateral” means Borrower’s Accounts, as defined in the Code, and the Proceeds thereof, including but not limited to the Rights to Payment.

“Cash” means all of Borrower’s cash and cash equivalents.

“Code” means the Uniform Commercial Code as in effect in California from time to time.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

“Enforcement Action” means any action, whether judicial or nonjudicial, to repossess, collect, accelerate, offset, recoup, give notification to third parties with respect to, sell, dispose of, foreclose upon, give notice of sale, disposition, or foreclosure with respect to, or obtain equitable or injunctive relief with respect to, the Collateral.

“IP Collateral” means all of Borrower’s right, title, and interest in and to the following:

(a)     Copyrights, Trademarks and Patents;

(b)     Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c)     Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

(d)     Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(e)     All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(f)     All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

(g)     All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing, and all proceeds from the sale or disposition of any of the foregoing except for Rights of Payment.

“Other Collateral” means the Collateral other than IP Collateral, A/R Collateral and Cash.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Proceeds” has the meaning given in the Code.

“Rights to Payment” means all accounts and accounts receivable, arising in the ordinary course of business, that consist of rights to payment and proceeds from the licensing of all or any part, or rights in, the IP Collateral.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

2.     INTERCREDITOR ARRANGEMENTS.

2.1     Priority of Security Interests. Except as otherwise provided in this Agreement, notwithstanding any contrary priority established by (i) the filing dates of their respective financing statements, (ii) the recording dates of any other security perfection documents, or (iii) which Lender has possession of any of the Collateral:

(a)     the Liens of Bank in the A/R Collateral and Cash shall at all times be senior in rank and order of priority to the Liens of Montage;

(b)     the Liens of Montage in the IP Collateral and the Other Collateral shall at all times be senior in rank and order of priority to the Liens of Bank; and

(c)     the Proceeds of the disposition of the Collateral shall be distributed as provided in Articles 3 and 4 below.

Bank’s lien on Rights to Payment shall be prior to Montage’s lien, even if the A/R Collateral arises from the disposition of IP Collateral in the ordinary course of business. The relative priority of the Liens specified in this Agreement applies only to Liens held by the Lenders (and by their respective agents) to secure loans and other advances made under the respective Loan Documents.

2.2     Possession of Collateral. If any Lender shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for the other Lenders for purposes of perfecting the Lenders’ security interest therein.

3.     NO DEBT SUBORDINATION. This agreement is to order the priority of security interests and does not constitute a subordination of debt. Except for application of the proceeds of the disposition of Collateral after a Lender has given written notice to the other Lender and the Borrower that an Event of Default (as defined in the Loan Documents) has occurred and is continuing under any of the Loan Documents to the extent that such proceeds are required to be shared hereunder, any Lender may accept and retain payments made by the Borrower in accordance with the terms of the Loan Documents.

4.     REMEDIES UPON AN EVENT OF DEFAULT.

4.1     Decision to Exercise Remedies. Upon the occurrence of an Event of Default, each Lender may take such lawful actions as such Lender deems appropriate to enforce its rights and remedies under its Loan Agreement; provided, however, that (i) Bank shall have the right to determine and shall control the timing, order and type of Enforcement Actions that will be taken and all other matters in connection with any such Enforcement Actions with respect to Cash and A/R Collateral; and (ii) Montage shall have the right to determine and shall control the timing, order and type of Enforcement Actions that will be taken and all other matters in connection with any such Enforcement Actions with respect to the IP Collateral and the Other Collateral. In taking such Enforcement Actions pursuant to the previous sentence, the respective Lender shall act reasonably and in good faith and shall keep the other Lender informed thereof at reasonable intervals.

4.2     Application of Cash and A/R Collateral after an Event of Default. Notwithstanding anything to the contrary in the Loan Documents, as between the Lenders, all Cash and the Proceeds of collection or disposition of all A/R Collateral, or any part thereof, shall upon receipt by any Lender be paid to and applied as follows:

(a)     First, to the payment of all amounts that Borrower owes to Bank; and

(b)     Second, to the payment of all amounts that Borrower owes to Montage, and

(c)     Third, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

4.3     Application of IP Collateral and Other Collateral after an Event of Default. Notwithstanding anything to the contrary in the Loan Documents, as between the Lenders, the Proceeds of Collection of the IP Collateral and the Other Collateral, or any part thereof, shall upon receipt by any Lender be paid to and applied as follows:

(a)     First, to the payment of all amounts that Borrower owes to Montage; and

(b)     Second, to the payment of all amounts that Borrower owes to Bank on account of the Advances; and

(c)     Third, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

4.4     Return of Payments. To the extent any payment for the account of Borrower is required to be returned as a voidable transfer or otherwise, the Lenders shall contribute to one another as is necessary to ensure that such return of payment is in accordance with the terms of this Agreement.

4.5     Insurance. In the event of any loss affecting any Collateral, the Lender having a senior Lien in the Collateral under this Agreement shall, subject to the Borrower’s rights under the relevant Loan Agreement with respect to such Collateral, have the sole and exclusive right, to adjust settlement of any insurance policy applicable to such Collateral. All proceeds of such insurance applicable to such Collateral shall (subject to the Borrower’s rights under the relevant Loan Agreement with respect to such Collateral) be applied in the same manner set forth in Sections 4.2, 4.3 and 4.4 with respect to such Collateral itself and other Proceeds thereof.

5.     Insolvency. In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the property of Borrower or the proceeds thereof to the creditors of Borrower, or the readjustment of any of the Lenders’ claims against Borrower, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of any of such claims (each, a “Lender’s Claims”), or the application of the property of Borrower to the payment or liquidation thereof, or upon the dissolution or other winding up of Borrower’s business, or upon the sale of all or any substantial part of Borrower’s property (any of the foregoing being hereinafter referred to as an “Insolvency Event”), then, and in any such event, and subject to any subordination arrangements to which the Lenders may be subject, (a) all payments and distributions of any kind or character, whether in cash or property or securities in respect of the Lenders’ Claims shall be distributed among the Lenders in accordance with the provisions of Sections 2.2, 4.2, 4.3 and 4.4 hereof; (b) each Lender shall promptly file a claim or claims, on the form required in such proceeding, for the full outstanding amount of such Lender’s Claims, and shall use its best efforts to cause said Claim or Claims to be approved; and (c) in the event that, notwithstanding the foregoing, but subject to the provisions of Sections 2.2, 4.2, 4.3 and 4.4 hereof, any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Lender in excess of its share, then the portion of such payment or distribution in excess of such Lender’s share shall be received by such Lender in trust for and shall be promptly paid over to the other Lender for application to the payments of amounts due on the other Lender’s Claims.

6.     Legal Effect; Miscellaneous. This Agreement shall remain effective for so long as both Lenders have any obligation to make credit extensions to Borrower or Borrower owes any amounts to both Lenders under the Loan Documents or otherwise. This Agreement shall terminate upon irrevocable payment in full to each of Montage and Bank of all amounts owing to them under their respective Loan Documents and the termination of all lending commitments thereunder. Notwithstanding the prior termination of this Agreement, the respective obligations of the parties to indemnify each other shall survive until all applicable statute of limitations periods with respect to actions that may be brought against any party have run. If, at any time after payment in full of the Obligations any payments must be disgorged by either Lender for any reason (including, without limitation, the bankruptcy of Borrower), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and each Lender shall immediately pay over to the other Lender all payments received with respect to such Obligations to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to the other Lender, but subject to the terms and conditions of this Agreement, each Lender may take such actions with respect to the Obligations of Borrower owing such Lender as such Lender, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any of the Loan Documents and any Collateral, and enforcing or failing to enforce any rights against Borrower or any other person. No such action or inaction shall impair or otherwise affect the Lenders’ rights hereunder. Each Lender waives the benefits, if any, of California Civil Code Sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

7.     Amendments. Notwithstanding anything to the contrary set forth herein, Bank shall not, without the prior written consent of the Creditor which shall not be unreasonably withheld, (i) increase the Advances made under the Bank Loan Agreement to exceed an aggregate principal amount of $2,800,000 or (ii) provide any term loans or Advances on a non-formula basis (other than the availability under the Non-Formula Sublimit in effect on the date hereof), or any advances in excess of 80% of the value of accounts eligible for inclusion in the borrowing base under the Bank Loan Agreement (as determined by Bank at the time of the advance, notwithstanding Bank’s later determination that one or more supporting accounts were ineligible). No amendment of the Loan Documents shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the obligations owing the Lenders.

8.     No Collateral Recourse. No action that either Lender may take or omit to take in connection with any of the Collateral, except in the case of gross negligence or willful malfeasance, shall affect this Agreement in any way, or afford either Lender any recourse against any other such party, regardless of whether any such action or inaction may increase any risks to or liabilities of any of them or any person or increase any risk to or diminish any safeguard of any of the liens in the Collateral.

9.     EXCULPATION; DELEGATION; AND INDEMNIFICATION OF LENDERS

9.1     Exculpation. In connection with any exercise of Enforcement Actions hereunder, no Lender or any of its partners, or any of their respective directors, officers, employees, attorneys, accountants, or agents shall be liable as such for any action taken or omitted by it or them, except for its or their own gross negligence or willful misconduct with respect to its duties under this Agreement.

9.2     Delegation of Duties. Each Lender may execute any of its powers and perform any duties hereunder either directly or by or through agents or attorneys-in-fact. Each Lender shall be entitled to advice of counsel concerning all matters pertaining to such powers and duties. No Lender shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it, if the selection of such agents or attorneys-in-fact was done without gross negligence or willful misconduct.

10.     RELATIONSHIP OF THE LENDERS. Lenders shall not under any circumstances be construed to be partners or joint venturers of one another; nor shall the Lenders under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with one another, or to owe any fiduciary duty to one another. Lenders do not undertake or assume any responsibility or duty to one another to select, review, inspect, supervise, pass judgment upon or otherwise inform each other of any matter in connection with Borrower’s property, any Collateral held by any Lender or the operations of Borrower. Each Lender shall rely entirely on its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Lender in connection with such matters is solely for the protection of such Lender.

11.     Successors; No Third Party Beneficiaries. This Agreement shall bind and inure to the benefit of any successors or assignees of Montage and the Bank. This Agreement is solely for the benefit of Montage and Bank, and not for the benefit of Borrower or any other person.

12.     CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of the Lenders hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES. IF THIS JURY WAIVER IS UNENFORCEABLE, THE PARTIES WILL RESOLVE ALL DISPUTES PURSUANT TO JUDICIAL REFERENCE UNDER CODE OF CIVIL PROCEDURE SECTION 638 ET SEQ BEFORE A MUTUALLY ACCEPTABLE REFEREE SITTING WITHOUT A JURY, OR IF NONE IS MUTUALLY ACCEPTABLE, BEFORE A REFEREE SITTING WITHOUT A JURY APPOINTED BY THE PRESIDING JUDGE OF THE CALIFORNIA SUPERIOR COURT FOR SANTA CLARA COUNTY.

13.     NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Montage or to Bank, as the case may be, at its addresses set forth below:

If to Montage:	Montage Capital II, L.P. 900 E. Hamilton Ave., Suite 100 Campbell, CA 95008 Attn: Mike Rose Fax: (408) 659-2318 Email: mrose@montagecapital.com

If to Bank:	Heritage Bank of Commerce 150 Almaden Blvd. San Jose, CA 95113 Attn: Karla Schrader FAX: (408) 947-6910 Email: Karla.Schrader@herbank.com

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

14.     Purchase Option. Bank shall promptly provide Montage with written notice upon Bank’s acceleration of the Indebtedness under the Bank Agreement. Within ten days of Montage’s receipt of such notice, Montage may, but is not obligated to, elect to purchase the outstanding obligations owing by Borrower to Bank under the Bank Loan Agreement (“Purchase Election”) at a purchase price equal to all Advances then outstanding and unpaid, plus all accrued and unpaid interest, fees and expenses (the “Purchase Right”). Following Bank’s receipt of the Purchase Election, Bank shall not dispose of any Collateral or exercise other rights against Borrower; and upon Bank’s receipt of the Purchase Price (which shall be made in immediately available funds by federal funds wire transfer within ten days following Montage’s election to exercise its Purchase Right), Bank shall promptly assign all of its rights and obligations under this Agreement, the Bank Loan Agreement and all other documents, agreements and instruments entered into in connection therewith and Bank shall take such other actions as are reasonably necessary to assign to Montage the lien and other security interests granted by Borrower in favor of Bank and securing the obligations owing to Bank.

15.     General. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Neither Lender is relying on any representations by the other Lender or Borrower in entering into this Agreement, and each Lender has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower. This Agreement may be amended only by written instrument signed by Montage and Bank.

16.     Prevailing Party. In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys’ fees incurred in such action.

17.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format or other electronic data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” or electronic signature page were an original thereof.

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IN WITNESS WHEREOF the undersigned have executed this Agreement as of the date first above written.

“Montage” MONTAGE CAPITAL L.P.
By:

Title:

“Bank” HERITAGE BANK OF COMMERCE

By:

Title:

Borrower acknowledges the foregoing agreement.

“Borrower” BRIDGELINE DIGITAL, INC.

By:

Title:

[Signature Page to Intercreditor Agreement]